Exhibit 10.20

FORM OF DOUBLEVERIFY HOLDINGS, INC.
2021 OMNIBUS EQUITY INCENTIVE PLAN

Article 1.                                            Establishment & Purpose

1.1                               Establishment.  DoubleVerify Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes this 2021 Omnibus Equity Incentive Plan, as may be amended from time to time (this “Plan”) as set forth herein.

1.2                               Purpose of this Plan.  The purpose of this Plan is to attract, retain and motivate the employees, non-employee directors and individual consultants of the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing them with appropriate incentives and rewards through a proprietary interest in the long-term success of the Company and/or compensation based on fulfilling certain performance goals.

Article 2.                                            Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings set forth below.

2.1                               “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

2.2                               “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award that is granted under this Plan.

2.3                               “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein. .

2.4                               “Base Price” means the price per Share subject to a Stock Appreciation Right, as determined pursuant to Section 7.2 of this Plan.

2.5                               “Board” means the Board of Directors of the Company.

2.6                               “Change in Control” means the first to occur of any of the following events after the Effective Date:

(a)                                 the consummation of any transaction (or series of related transactions) in which any Person (other than the Company, any Affiliate of the Company, any employee benefit plan sponsored by the Company or any Affiliate of the Company or any Exempt Person) or more than one Person acting as a “group” (as defined in Section 13(d) of the Exchange Act) (other than a group that includes an Exempt Person) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total fair market value or total voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board, provided that no Change in Control shall have occurred if, following the transaction, Exempt Persons collectively own 50% or more of either (i) the total fair market value or (ii) total voting power of the outstanding shares of the Company;

(b)                                 the direct or indirect sale, transfer or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than an Affiliate of the Company or an Exempt Person) or more than one Person acting as a group (other than a group that includes an Exempt Person); or

(c)                                  if the Company has a class of securities registered pursuant to Section 12 of the Exchange Act within any 12-month period, the individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by an Exempt Person or a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (c);

in each case, provided that, as to Awards subject to Section 409A of the Code the payment or settlement of which will occur by reason of the Change in Control, such event also constitutes a “change in control” within the meaning of Section 409A of the Code.  In addition, notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur (i) if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding, (ii) as a result of a transaction, the sole purpose of which is to change the jurisdiction of the Company’s incorporation, (iii) as a result of a transaction, the sole purpose of which is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7                               “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.8                               “Committee” means the Compensation Committee of the Board, or any committee thereof designated by the Board to administer this Plan in accordance with Article 3 of this Plan.

2.9                               “Consultant” means any Person who is engaged by the Company or any Subsidiary or Affiliate to render consulting or advisory services and is compensated for such services.  Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

2.10                        “Director” means a member of the Board who is not an Employee.

2.11                        “Dividend Equivalent” shall mean the right to receive payments, in cash or in Shares, based on dividends paid with respect to Shares.

2.12                        “Effective Date” has the meaning set forth in Section 15.21.

2.13                        “Eligible Person” means an Employee, Director or Consultant of the Company or any Subsidiary or Affiliate.

2.14                        “Employee” means an officer or other employee of the Company or any Subsidiary or Affiliate, including a member of the Board who is such an employee.

2.15                        “Exchange Act” the Securities Exchange Act of 1934, as amended.

2.16                        “Exempt Person” means Providence Equity Partners L.L.C, Providence VII U.S.  Holdings L.P. and any of their respective Affiliates.

2.17                        “Fair Market Value” means, as of any day, with respect to the Shares:

(a)                                 if the Shares are listed on a stock exchange, a national market system or an automated quotation system or traded in an established over-the-counter market, the closing price per Share on the preceding day on such exchange, system or market, or if no trades were made on such date, the immediately preceding day on which trades were made; or

(b)                                 in the absence of a market for the Shares as described in clause (a), the fair value per Share as determined in good faith by the Committee.

2.18                        “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in accordance with Article 6 of this Plan.

2.19                        “Non-US Awards” has the meaning set forth in Section 3.4.

2.20                        “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.21                        “Option” means any Option granted from time to time under Section 5.2 of this Plan.

2.22                        “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of this Plan.

2.23                        “Other Stock-Based Award” means any Award granted under Article 9 of this Plan.

2.24                        “Participant” means any Eligible Person as set forth in Section 4.1 to whom an Award is granted.

2.25                        “Performance Criteria” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and any other measures of performance selected by the Board or Committee in its sole discretion.

2.26                        “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

2.27                        “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment in respect of, an Award.

2.28                        “Permanent Disability” has the meaning set forth below, except with respect to any Participant who is engaged by the Company or one of its Affiliates pursuant to an effective written employment or similar agreement in which there is a definition of “Permanent Disability” or an equivalent term, in which event the definition of “Permanent Disability” as set forth in such employment or similar agreement shall be deemed to be the definition of “Permanent Disability” herein solely for such Participant and only for so long as such employment agreement remains effective.  In all other events, the term “Permanent Disability” means: a determination by independent competent medical authority (selected by the Board) that the Participant is unable to perform the Participant’s duties, and in all reasonable medical likelihood such inability shall continue for a consecutive period of 90 days or for a period in excess of 120 days in any 365-day period.

2.29                        “Person” means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

2.30                        “Restricted Stock” means any Award of Restricted Stock granted under Article 8 of this Plan.

2.31                        “Restricted Stock Unit” means any Award of Restricted Stock Units granted under Article 8 of this Plan.

2.32                        “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of this Plan is restricted.

2.33                        “Section 409A” means Section 409A of the Code together with all regulations, guidance, compliance programs and other interpretative authority thereunder.

2.34                        “Securities Act” means the Securities Act of 1933, as amended.

2.35                        “Service” means service as an Employee, Consultant or Director.

2.36                        “Share” means a share of common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Article 13 of this Plan.

2.37                        “Share Reserve” has the meaning set forth in Section 5.1.

2.38                        “Stock Appreciation Right” means any right granted under Article 7 of this Plan.

2.39                        “Sub-Plan” has the meaning set forth in Section 3.4.

2.40                        “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest.

2.41                        “Ten-Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.                                            Administration

3.1                               Authority of the Committee.  This Plan shall be administered by the Committee.  It is intended that the Committee will satisfy any requirements applicable to qualify for an exemption available under Rule 16b-3 promulgated under the Exchange Act and any other regulatory or administrative requirements that may be applicable with respect to Awards granted hereunder.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine the Eligible Persons to whom Awards shall be granted under the Plan and the types of Awards to be granted, (b) determine the Fair Market Value, (c) prescribe the restrictions, terms and conditions of all Awards (including the number of Shares to which an Award will relate and the vesting conditions and any Performance Goals applicable thereto), and approve forms of agreements for use under the Plan, which need not be uniform for all Participants, (d) interpret the Plan and terms of the Awards, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (f) make all determinations with respect to a Participant’s Service and the termination of such Service, and the achievement of Performance Goals for purposes of any Award, (g) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (h) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (i) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (j) suspend, accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise) or waive the forfeiture or other restrictions applicable to an Award, (k) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited or surrendered, (l) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are not United States nationals or who provide Services outside of the United States and (m) make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated.  The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan, including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select.  All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.

3.2                               Delegation.  The Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or Director or group of Directors of the Company or its Affiliates any portion of its authority and powers under the Plan with respect to Participants who are not executive officers subject to the reporting requirements under Section 16(a) of the Exchange Act or Directors; provided that any delegation to one or more officers of the Company shall be subject to and comply with applicable law.

3.3                               Expenses, Professional Assistance, No Liability.  All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company.  The Committee may elect to engage the services of attorneys, consultants, accountants or other persons.  The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  The Committee (and its members) shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Committee (and its members) shall be fully protected by the Company with respect to any such action, determination or interpretation.

3.4                               Participants Based Outside the United States.  To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of Shares issuable hereunder, the Committee may (i) modify the terms and conditions of Awards granted to Employees and Consultants employed or engaged outside the United States (“Non-U.S. Awards”), (ii) establish sub-plans with such modifications as may be necessary or advisable under the circumstances (“Sub-Plans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan.  The Committee’s decision to grant Non-U.S. Awards or to establish Sub-Plans is entirely voluntary, and at the complete discretion of the Committee.  The Committee may amend, modify or terminate any Sub-Plans at any time, and such amendment, modification or termination may be made without prior notice to the Participants.  The Company, its Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Sub-Plan at any time.  The benefits and rights provided under any Sub-Plan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company or an Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under applicable laws, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind.  If a Sub-Plan is terminated, the Committee may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and determine if such payments may be made in a lump sum or in installments.

Article 4.                                            Eligibility and Participation

4.1                               Eligibility.  Participants will consist of such Eligible Persons as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under this Plan.  Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2                               Type of Awards.  Awards under this Plan may be granted in any one or a combination of: (a) Options; (b) Stock Appreciation Rights; (c) Restricted Stock; (d) Restricted Stock Units and (e) Other Stock-Based Awards.  Awards granted under this Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, including, without limitation restrictive covenants, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail, except as expressly provided otherwise in any such Award Agreement.

Article 5.                                            Shares Subject to this Plan; Maximum Awards

5.1                               Number of Shares Available for Awards.

(a)                                 Shares.  Subject to adjustment as provided in this Article 5 and Article 13 of the Plan, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan (the “Share Reserve”) shall be ninety million (90,000,000), all of which may be issued in the form of Incentive Stock Options under the Plan.  The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.  No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form.

(b)                                 Additional Shares.  In the event that any outstanding Award or portion thereof expires or is forfeited, cancelled, cash-settled, or otherwise terminated without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement, shall again be available for Awards under this Plan.  Any Shares tendered to or withheld by the Company as part or full payment for the purchase price, Option Price or Base Price of an Award or to satisfy all or part of the Company’s tax withholding obligation with respect to an Award shall again be available for Awards.  If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan.

(c)                                  Automatic Increase in Share Reserve.  The Share Reserve shall be increased on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (i) five percent (5.00%) of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Committee.

5.2                               Limitation on Non-Employee Director Awards.  The sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Director as compensation for services as a Director during any fiscal year of the Company may not exceed $750,000, increased to $1,000,000 in respect of a Director’s initial service as Director.  The Committee may make exceptions to these limits for individual Directors in extraordinary circumstances, as the Committee may determine in its discretion.(1)

(1)  Director compensation limits to be determined.

Article 6.                                            Options

6.1                               Grant of Options.  The Committee is hereby authorized to grant Options to Participants.  Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan.  Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options; provided, that Options granted to Non-U.S. Persons, Consultants and Directors shall be Nonqualified Stock Options.  An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify under the Code as an Incentive Stock Option, be treated as a Nonqualified Stock Option.  None of the Committee, the Company, any of its Subsidiaries or Affiliates or any of their employees or representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify under the Code as an Incentive Stock Option.  Each Option shall be evidenced by an Award Agreement that shall state the number of Shares covered by such Option.  Such Award Agreement shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2                               Option Price.  The Option Price shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share on the date of grant.  In the case of any Incentive Stock Option granted to a Ten-Percent Shareholder, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3                               Option Term.  The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case on an Incentive Stock Option granted to a Ten-Percent Shareholder, five years).

6.4                               Time of Exercise.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve as set forth in each Award Agreement, which terms and restrictions need not be the same for each grant or for each Participant.

6.5                               Method of Exercise.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable subject to such administrative procedures as the Committee shall from time to time specify.  The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise: (a) in cash or its equivalent (e.g., by cashier’s check); (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the

Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above); (d) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, net of withholding; or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.6                               Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant.  The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000 or the Option shall be treated as a Nonqualified Stock Option, but only to the extent of that portion of the Option in excess of the limit.  For purposes of the preceding sentence, unless otherwise designated by the Company, Incentive Stock Options will be taken into account in the order in which they are granted.  Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7.                                            Stock Appreciation Rights

7.1                               Grant of Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants.  Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of: (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the Base Price of the right as specified by the Committee on the date of the grant.  Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

7.2                               Terms of Stock Appreciation Right.  Each Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall state the Base Price (which shall not be less than 100% of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement and such other provisions as the Committee shall determine.  No Stock Appreciation Right shall have a term of more than ten years from the date of grant.

Article 8.                                            Restricted Stock and Restricted Stock Units

8.1                               Grant of Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants.  An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events.  An Award of Restricted Stock Units is a grant by the Company representing the right to receive, upon vesting, a specified number of Shares or the Fair Market Value of a specified number of Shares.  Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

8.2                               Terms of Restricted Stock Awards.  Each Award Agreement evidencing a Restricted Stock grant shall specify: the Restriction Period(s); the number of Shares of Restricted Stock subject to the Award; the purchase price, if any, of the Restricted Stock; the Service or other conditions (including the termination of a Participant’s Service whether due to death, Permanent Disability or other reason) under which the Restricted Stock may be forfeited to the Company; and such other provisions as the Committee shall determine.  Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period).  At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend required by this Section 8.2 shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3                               Terms of Restricted Stock Units.  Each Award Agreement evidencing a Restricted Stock Unit grant shall specify: the vesting schedule; the number of Shares subject to the Award; the Service or other conditions (including the termination of a Participant’s Service whether due to death, Permanent Disability or other reason) under which the Restricted Stock Units may be forfeited; and such other provisions as the

Committee shall determine.  Any Restricted Stock Units granted under the Plan shall be evidenced by an Award Agreement.

8.4                               Voting and Dividend Rights.  The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall (a) have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and/or (b) have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).  A Participant shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to such Participant. Notwithstanding the foregoing, Restricted Stock Units awarded pursuant to the Plan may receive Dividend Equivalents pursuant to Article 10, if specified in the applicable Award Agreement.

8.5                               Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code in respect of an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.                                            Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares, including without limitation, grants of fully vested Shares and phantom equity awards not otherwise described by the terms of the Plan.  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event, and/or the attainment of one or more Performance Goals.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).  Each Other Stock-Based Award grant shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan.

Article 10.                                     Dividend Equivalents

Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee.  Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other

Awards.  Notwithstanding the terms of this Article 10, no Dividend Equivalents shall be granted with respect to Options or Stock Appreciation Rights. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date permitted by applicable laws as the Committee shall determine.  Dividend Equivalents may, at the discretion of the Committee, be fully vested and nonforfeitable when granted or subject to such vesting conditions as determined by the Committee; provided, that, unless the Committee shall specify otherwise in an Award Agreement, Dividend Equivalents with respect to Awards shall not be fully vested until the Awards have been earned and shall be forfeited if the related Award is forfeited.  Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, which in each case shall conform to the requirements of the Plan.

Article 11.                                     Performance Goals.

11.1                        General.  The Committee shall have the authority to determine that payment or vesting of an Award granted pursuant to this Plan shall, in addition to Service-based or other vesting conditions, be conditioned on the achievement of one or more Performance Goals based on such Performance Criteria as the Committee shall select.  The Committee shall determine the duration of each Performance Period corresponding to a Performance Goal (the duration of Performance Period may differ from one another), and there may be more than one Performance Period in existence at any one time.

11.2                        Establishment of Performance Goals. If an Award is subject to one or more Performance Goals, the Committee shall establish the Performance Goal or Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Period or for an Award to be earned or vested.  The Committee may provide for a threshold level of performance below which no portion of an Award will be paid or earned and a maximum level of performance above which no additional portion of an Award will be paid or earned under the Plan, and it may provide for the payment of differing amounts of payment or vesting for different levels of performance.  Performance Goals may be established on a Company-wide basis, with respect to one or more business units, divisions, Subsidiaries or products or based on individual performance measures, and may be expressed in absolute terms or relative to other metrics including internal targets or budgets, past performance of the Company, the performance of one or more similarly situated companies, performance of an index, outstanding equity or other external measures.  In the case of earning-based measures, performance goals may include comparisons relating to capital (including but limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof.  Performance Goals may also be subject to such other terms and conditions as the Committee may determine appropriate. The Committee may also adjust the Performance Goals for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company; changes in applicable tax laws or accounting principles; other material extraordinary events such as restructurings; discontinued operations; asset write-downs; significant litigation or claims, judgments or settlements; acquisitions or divestitures; reorganizations or changes in the corporate structure or capital structure of the Company; foreign exchange gains and losses; change in the fiscal year of the Company; business interruption events; unbudgeted capital expenditures; unrealized investment gains and losses; and impairments or such other factors as the Committee may determine.

11.3                        Determinations Related to Performance Goals.  As soon as practicable following the end of a Performance Period and prior to any payment or vesting in respect of such Performance Period, the Committee shall determine whether the Performance Goal or Goals applicable to an Award have been satisfied and whether and to what extent such Award has been earned, vested or forfeited.

Article 12.                                     Compliance with Section 409A of the Code

12.1                        General.  The Company intends that the Plan and all Awards be construed to avoid the imposition of additional taxes, interest and penalties pursuant to Section 409A.  Notwithstanding the Company’s intention, in the event any Award is subject to such additional taxes, interest or penalties pursuant to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award or (c) comply with the requirements of Section 409A, including, without limitation, any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.  In no event shall the Company or any of its Subsidiaries or Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or for any damages for failing to comply with Section 409A.

12.2                        Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or Award Agreement, any payments of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.  Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.

12.3                        Separation from Service.  A termination of Service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service” or like term shall mean “separation from service.”

Article 13.                                     Adjustments

13.1                        Adjustments in Authorized Shares.  In the event of any corporate event or transaction involving the Company, a Subsidiary or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion: the number and kind of Shares or other property that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 5.1 on the maximum number and kind of Shares that may be issued under the Plan) or under particular forms of Awards; the number and kind of Shares or other property subject to outstanding Awards; the Option Price, Base Price or purchase price applicable to outstanding Awards; and/or other value determinations (including Performance Goals or their underlying Performance Criteria) applicable to the Plan or outstanding Awards.  All adjustments shall be made in good-faith compliance with Section 409A.  For the avoidance of doubt, the purchase of Shares or other equity securities of the Company by a stockholder of the Company or any third party from the Company shall not constitute a corporate event or transaction giving rise to an adjustment described in this Section 13.1.

13.2                        Change in Control.  Upon the occurrence of a Change in Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in an Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including, without limitation, the following (or any combination thereof), in its sole discretion: (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or lapse of restrictions (including waiver of conditions related to Performance Goals) under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero; provided, that in the case of Options and Stock Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being cancelled) over the aggregate Option Price or Base Price, as applicable, with respect to such Awards or portion thereof being cancelled, or if no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earnouts, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Shares in connection with the Change in Control; and (f) cancellation of all or any portion of outstanding unvested and/or unexercisable Awards for no consideration.  In taking any of the actions permitted under this Section 13.2, the Committee will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

13.3                        Prohibition Against Repricing.  Except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) pursuant to Section 13.1 as a result of any corporate event or pursuant to Section 13.2 in connection with a Change in Control, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the Option Price of any outstanding Option or Base Price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Right previously granted and as to which the exercise price or Base Price thereof is in excess of the then-current Fair Market Value of Share.

Article 14.                                     Duration; Amendment, Modification, Suspension and Termination

14.1                        Duration of Plan.  Unless sooner terminated as provided in Section 14.2, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

14.2                        Amendment, Modification, Suspension and Termination of Plan.

(a)                                 Subject to the terms of this Plan, the Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion; provided that without the approval of shareholders of the Company, no amendment or modification to this Plan may (i) except as otherwise expressly provided in Article 13, increase the number of Shares subject to the Plan or the individual Award limitations specified in Section 5.2; (ii) modify the class of persons eligible for participation in the Plan or (iii) materially modify the Plan in any other way that would require shareholder approval under applicable law provided, further, that no action taken by the Committee shall adversely affect in any material respect any rights granted to any Participant under any outstanding Awards (other than pursuant to Article 12 or as the Committee deems necessary to comply with applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) without the Participant’s written consent.  No Award may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.

Article 15.                                     General Provisions

15.1                        No Right to Service or Award.  The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

15.2                        Effect of Plan upon Other Award and Compensation Plans.  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries or Affiliates.  Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries or Affiliates (a) to establish any other forms of incentives or compensation for service providers or (b) to grant or assume equity or equity-based awards other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of equity or equity-based awards in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

15.3                        Settlement of Awards.  Each Award Agreement shall establish the form in which the Award shall be settled.  The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be issued, rounded, forfeited, or otherwise eliminated.

15.4                        Legal Compliance. The Committee shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Shares will not be issued pursuant to the exercise of an Award unless the Committee has determined that the exercise of such Award and the issuance and delivery of such Shares will comply with applicable laws and may be further subject to the approval of counsel for the Company with respect to such compliance.  In addition to the terms and conditions provided herein, the Company may require a Participant to make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with applicable law.

15.5                        Forfeiture and Recoupment of Awards.  Awards granted under this Plan (and gains earned or accrued in connection with Awards) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or competitive activity) as may be adopted by the Committee or the Board from time to time.  Any such policies may (in the discretion of the Committee or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.  Participants shall also forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or Stock Appreciation Rights or the sale of any Shares to the extent required by applicable law or as required by any stock exchange or quotation system on which the Shares are listed or quoted, in each case in effect on or after the Effective Date, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act.  For the avoidance of doubt, the Committee shall have full authority to implement any policies and procedures necessary to comply with applicable law and/or the requirements of any stock exchange or quotation system on which the Shares are listed or quoted.  The implementation of policies and procedures pursuant to this Section 15.5 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

15.6                        Tax Withholding.  The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.  The Committee, in its sole discretion, may permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the maximum statutory total tax that could be imposed in connection with any such taxable event, up to the amount that can be effected without adverse financial accounting consequences to the Company.

15.7                        No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan.  The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise, and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

15.8                        Non-Transferability of Awards.  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of the Participant’s death (subject to the applicable laws of descent and distribution), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and its Subsidiaries and Affiliates.  No transfer shall be permitted for value or consideration.  An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant.  Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

15.9                        Conformity to Securities Laws.  The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or Affiliates or any Participant is subject to the provisions thereof.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15.10                 Awards to Non-U.S. Eligible Persons.  To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or engages Eligible Persons, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees, Consultants and Directors outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

15.11                 Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 15.11 by and among, as applicable, the Company and its Affiliates and Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Affiliates and Subsidiaries may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates or Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”).  The Company and its Affiliates and Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Affiliates and Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Affiliates and Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates and Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

15.12                 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

15.13                 Rights as a Stockholder.  Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.14                 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.15                 Unfunded Plan.  Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person.  To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.16                 No Constraint on Corporate Action.  Nothing in the Plan shall be construed to: (a) limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of or to its capital or business structure or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action that it deems to be necessary or appropriate.

15.17                 Notices.  Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Committee, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to its current business address and to the attention of the Corporate Secretary of the Company or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its Subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Committee.  All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.

15.18                 Beneficiary Designation. Each Participant under the Plan may from time to time pursuant to procedures approved by the Company name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death.

15.19                 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

15.20                 Governing Law.  This Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan or any Award Agreement or the negotiation, execution or performance of this Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

15.21                 Term of the Plan.  The Plan shall become effective on the day immediately prior to date upon which the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission relating to the registered underwritten public offering of Shares becomes effective (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article 14, until the tenth (10th) anniversary of the Effective Date.  The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

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